SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004 (November 3, 2004)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2004, National HealthCare Corporation announced it's third quarter earnings. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: November 4, 2004

Exhibit Index

Number	Exhibit
99	Press release, dated November 3, 2004

EXHIBIT 99

For release: November 3, 2004

Contact: Gerald Coggin, Sr. V.P. Investor Relations

Phone: (615) 890-2020

NHC reports third quarter earnings up 22.0%

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), today announced earnings for the quarter ended September 30 of $6,458,000 or 55 cents per basic share compared to $5,294,000 or 46 cents per basic share for the same period last year, an increase of 22.0%.

Revenues for the quarter were $128,116,000 versus $119,086,000 for the same period a year earlier.

For the nine months ended September 30, net income was up to $15,195,000 compared to $13,389,000 for the same period last year, an increase of 13.5%. Earnings per share for the nine months rose to $1.30 per basic share compared to $1.15 per basic share, an increase of 13.0%. Revenues for the nine months ended September 30 climbed to $370,797,000 compared to $348,307,000 for 2003.

NHC provides services to 74 long-term health care centers with 9,214 beds. NHC also operates 32 homecare programs, seven independent living centers and assisted living centers at six locations. NHC's other services include managed care specialty medical units, Alzheimer's units and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investor must review our most recent Form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.NHCcare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.

-more-

NHC reports third quarter earnings up 22.0%

Condensed Statements of Income
(in thousands except share and per share	Three Months Ended Sept. 30	Nine Months Ended Sept. 30
	2004	2003	2004	2003
Revenues:
Net patient revenues	$112,235	$105,928	$326,195	$311,774
Other revenues	15,881	13,158	44,602	36,533
Net revenues	$128,116	$119,086	$370,797	$348,307

Costs and Expenses:
Salaries, wages and benefits	$68,007	$64,801	$200,049	$188,699
Other operating	35,426	31,541	103,453	95,346
Rent	9,827	10,418	30,745	31,217
Depreciation and amortization	3,624	3,116	10,068	9,224
Interest	379	512	922	1,632
Total costs and expenses	$117,263	$110,388	$345,237	$326,118

Income Before Income Taxes	10,853	8,698	25,560	22,189
Income Tax Provisions	(4,395)	(3,404)	(10,365)	(8,800)
Net Income	$6,458	$5,294	15,195	$13,389

Earnings Per Share:
Basic	$.55	$.46	$1.30	$1.15
Diluted	$.52	$.44	$1.23	$1.11

Weighted average common shares
Basic	11,674,212	11,617,284	11,669,955	11,604,324
Diluted	12,432,498	12,058,725	12,325,124	12,062,353

Balance Sheet Data	Sept. 30	Dec. 31
(in thousands)	2004	2003
Cash, restricted cash and marketable	$169,732	$155,427
Current assets	229,506	204,796
Total assets	379,587	352,393
Current liabilities	151,970	131,809
Long-term obligations	30,188	37,859
Deferred lease credits	5,652	6,245
Deferred income	26,254	24,641
Stockholder's capital	164,614	151,027